UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022

Perception Capital Corp. II
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40976 (Commission File Number)	98-1578608 (I.R.S. Employer Identification No.)
315 Lake Street East, Suite 301 Wayzata, MN (Address of principal executive offices)		55391 (Zip Code)
(952) 456-5300 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	PCCTU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	PCCT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PCCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2022, Karrie Willis was appointed to the board of directors (the “Board”) of Perception Capital Corp. II (the “Company”). The Board has determined that Ms. Willis is an independent director under applicable Securities and Exchange Commission and NASDAQ Stock Market rules.

In connection with her appointment to the Board, Perception Capital Partners II LLC, our sponsor, granted interests equivalent to 30,000 of our class B ordinary shares to Ms. Willis, and Ms. Willis entered into the following agreements with the Company:

•

A joinder agreement to the letter agreement, dated November 18, 2022 (the “Joinder to the Letter Agreement”), pursuant to which Ms. Willis became a party to that certain letter agreement, dated October 27, 2021, between the Company, Perception Capital Partners II LLC, a Delaware limited liability company (the “Sponsor”) and other insiders signatory thereto, wherein Ms. Willis has agreed to be bound by and comply with the provisions of that certain letter agreement applicable to insiders in the same manner as if Mr. Willis were an original signatory thereto and in such capacity as an insider therein.

•

A joinder agreement to the registration rights agreement, dated November 18, 2022 (the “Joinder to the Registration Rights Agreement”), pursuant to which Ms. Willis became a party to that certain registration rights agreement, dated October 27, 2021, between the Company, the Sponsor and the holders signatory thereto, wherein Ms. Willis has agreed to be bound by and comply with the provisions of that certain registration rights agreement in the same manner as if Ms. Willis had been an original party thereto.

•

An indemnity agreement, dated November 18, 2022 (the “Indemnity Agreement”), between the Company and Ms. Willis, providing Ms. Willis contractual indemnification substantially in the form previously presented to the Board in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

The foregoing descriptions of the Joinder to the Letter Agreement, the Joinder to the Registration Rights Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Joinder to the Letter Agreement, the Joinder to the Registration Rights Agreement and the Indemnity Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Other than the foregoing, Ms. Willis is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Joinder to the Letter Agreement, dated November 18, 2022, between the Company and Karrie Willis.

10.2	Joinder to the Registration Rights Agreement, dated November 18, 2022, between the Company and Karrie Willis.

10.3	Indemnity Agreement, dated November 18, 2022, between the Company and Karrie Willis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTION CAPITAL CORP. II

Date: November 21, 2022	By:	/s/ Rick Gaenzle
		Name:	Rick Gaenzle
		Title:	Chief Executive Officer